Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT, dated as of May 6, 2020 (this “Second Amendment”), to the Credit Agreement, dated as of October 16, 2017 (as amended by that certain Augmenting Lender Supplement dated as of October 26, 2018, that certain First Amendment dated as of December 21, 2018, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”), by and among RADIAN GROUP INC., a Delaware corporation (the “Borrower”), each of the lenders from time to time party thereto (collectively, the “Lenders” and individually, each a “Lender”), ROYAL BANK OF CANADA, as administrative agent for the Lenders (the “Administrative Agent”) and an LC Issuer, and the other agents and arrangers party thereto.

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to the amendments to the Credit Agreement provided for herein.

NOW, THEREFORE, in consideration of the material agreements, provisions and covenants contained herein, the parties agree as follows:

Section 1. Definitions. Capitalized terms used in this Second Amendment but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Section 2. Amendments. Effective as of the Second Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) The definition for “Facility Termination Date” shall be replaced in its entirety with: “Facility Termination Date” means January 18, 2022 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

(b) The definition for “Eurocurrency Base Rate” shall be replaced in its entirety with: “Eurocurrency Base Rate” means, with respect to a Eurocurrency Advance for the relevant Interest Period, the greater of (a) zero percent (0.0%) and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period; provided that, if the applicable Reuters Screen (or any successor or substitute page) is not publicly available for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Administrative Agent in its reasonable discretion as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period; provided that, if no such interest settlement rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) is publicly available, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate reasonably determined by the Administrative Agent to be the rate at which RBC or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of RBC’s relevant Eurocurrency Loan and having a maturity equal to such Interest Period. Notwithstanding the foregoing, if the Administrative Agent (i) determines that the interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) or any other generally recognized financial information service selected by the Administrative Agent in its reasonable discretion is not publicly available and such circumstances are unlikely to be temporary, (ii) determines that the circumstances described in the preceeding clause (i) of this sentence has not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans or (iii) new syndicated loans have started to adopt a new benchmark interest rate, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurocurrency Base Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, provided that to the extent that the Administrative Agent determines that adoption of any portion of such market convention is not administratively feasible or that no market convention for the administration of such alternate rate of interest exists, the Administrative Agent shall administer such alternate rate of interest in a manner determined by the Administrative Agent in consultation with the Borrower. Notwithstanding anything to the contrary, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. If a notice of an alternate rate of interest has been given and no such alternate rate of interest has been determined, and (x) the circumstances under clause (i) or (iii) above exist or (y) the specific date referred to in clause (ii) has occurred (as applicable), Alternate Base Rate shall apply without regard to clause (c) of the definition thereof. Provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

Section 3. Condition Precedent to Effectiveness. This Second Amendment shall become effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 8.3 of the Credit Agreement (such date, the “Second Amendment Effective Date”):
(a)The Administrative Agent shall have received counterparts of this Second Amendment executed by the Required Lenders and the Borrower.

(b)The Administrative Agent shall have received (i) copies of the resolutions of the board of directors, authorized subcommittee thereof, or other equivalent body of each Loan Party authorizing the execution, delivery and performance of this Second Amendment, certified as of the Second Amendment Effective Date by an Authorized Officer of such Loan Party, (ii) a certificate of an Authorized Officer of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to execute, deliver and perform, as applicable, this Agreement and all other Loan Documents to be delivered by such Loan Party hereunder, (iii) the articles or certificate of incorporation or equivalent document of each Loan Party as in effect on the Second Amendment Effective Date, certified by the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date, (iv) the by-laws or equivalent document of each Loan Party as in effect on the Second Amendment Effective Date, certified by an Authorized Officer of such Loan Party as of the Second Amendment Effective Date and (v) to the extent such concept is applicable in such jurisdiction, a certificate of good standing or equivalent document for each Loan Party from the

Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation or organization as of a recent date.

(c)The Administrative Agent shall have been paid all reasonable and documented costs and out-of-pocket expenses (including, without limitation, reasonable attorney’s fees and legal expenses of the Administrative Agent in accordance with 6(i) below) incurred in connection with this Second Amendment or otherwise required to be paid under the Credit Agreement, to the extent invoiced to the Borrower no later than two Business Days prior to the Second Amendment Effective Date.

(d)The Administrative Agent shall have received a certificate signed by an Authorized Officer of the Borrower, dated as of the Second Amendment Effective Date, certifying that each of the conditions precedent specified in clauses (e) and (g) of this Section 3 have been satisfied.

(e)The representations and warranties contained in Section 5 hereof are (x) with respect to any representations or warranties that contain a materiality qualifier, true and correct in all respects as of the Second Amendment Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all respects on and as of such earlier date and (y) with respect to any representations or warranties that do not contain a materiality qualifier, true and correct in all material respects as of the Second Amendment Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

(f)Each consenting Lender shall have been paid their respective Consent Fee.

(g)No Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date.

(h)The Administrative Agent shall have received a written opinion of Faegre Drinker Biddle & Reath LLP, in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lender.

Section 4. Consent Fee. As consideration for each Lender’s consent to the amendments of the Credit Agreement effected pursuant to this Second Amendment, the Borrower agrees to pay (or cause to be paid) to each consenting Lender a fee (the “Consent Fee”) equal to 0.225% of the aggregate amount of such Lender’s Commitments under the Credit Agreement as of the Second Amendment Effective Date.
Section 5. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that on the Second Amendment Effective Date, the following statements are true and correct:

(a) Authorization; No Conflict. The execution, delivery and performance by each Loan Party of this Second Amendment, (i) are within each Loan Party’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, (iii) require no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, except such as have been obtained and are in full force and effect, (iv) do not contravene the terms of any Loan Party's or any of its Subsidiaries' articles of incorporation, by-laws, memorandum and articles of association or other organizational documents, and (v) do not violate any requirement of law or any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or any of its Subsidiaries or its properties is subject, except to the extent that such violation, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

(b) Enforceability. This Second Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c) No Default. No Default or Event of Default has occurred and is continuing.

(d) Credit Agreement and Guaranty Representations. All of the representations and warranties contained in the Credit Agreement or in the Guaranty Agreement by the Borrower and each Guarantor are true and correct in all material respects as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

Section 6. Acknowledgment and Consent.

(a) Each Loan Party hereby acknowledges that it has reviewed the terms and provisions of this Second Amendment and consents to the amendments of the Credit Agreement effected pursuant to this Second Amendment. Each Guarantor hereby confirms that it will continue to guarantee, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all Obligations when due.

(b) Each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Second Amendment.

(c) This Second Amendment shall not extinguish the obligations for the payment of money outstanding under the Credit Agreement or discharge or release the priority of any Loan Document or any other guarantee therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or any Loan Document, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.

Section 7. Miscellaneous.

(a) On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Second Amendment.

(b) This Second Amendment shall not by implication or, except as expressly provided herein, otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the existing Credit Agreement or any other Loan Document, and, except as specifically amended hereby, this Second Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Loan Document, all of which shall remain in full force and effect and are hereby ratified and affirmed in all respects. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(c) The provisions of this Second Amendment shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

(d) This Second Amendment may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of this Second Amendment by facsimile transmission or other electronic transmission (e.g., “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart hereof. The words“execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Second Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(e) If any provision of this Second Amendment is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (a) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (b) the other provisions of this Second Amendment shall remain in full force and effect in such jurisdiction and (c) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

(f) This Second Amendment shall be a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(g) This Second Amendment shall be construed in accordance with and governed by the law of the State of New York.

(h) This Second Amendment, together with the Loan Documents and any separate agreements with respect to fees payable to the Administrative Agent, embodies the entire agreement and understanding among the Credit Parties, the Lenders and the Administrative Agent and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

(i) The Borrower shall pay or reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of Milbank LLP) incurred in connection with this Second Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their proper and duly authorized officers as of the day and year first above written.

ROYAL BANK OF CANADA, as Administrative Agent
By: /s/ Ann Hurley
Name: Ann Hurley
Title: Manager, Agency

ROYAL BANK OF CANADA, as an LC Issuer
By: /s/ Kevin Bemben
Name: Kevin Bemben
Title: Authorized Signatory

ROYAL BANK OF CANADA, as a Lender
By: /s/ Kevin Bemben
Name: Kevin Bemben
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as an LC Issuer
By: /s/ Andre Liu
Name: Andre Liu
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Andre Liu
Name: Andre Liu
Title: Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Liliana Huerta Correa
Name: Liliana Huerta Correa
Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

By: /s/ Komal Shah
Name: Komal Shah Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

THE NORTHERN TRUST COMPANY, as a Lender
By: /s/ Peter J. Hallan
Name: Peter J. Hallan
Title: Vice President

CIBC BANK USA, as a Lender
By: /s/ Amanda Buzdum
Name: Amanda Buzdum
Title: Relationship Manager

BARCLAYS BANK PLC, as a Lender
By: /s/ Evan Moriarty
Name: Evan Moriarty
Title: Vice President

RADIAN GROUP INC., as Borrower
By: /s/ William T. Tomljanovic
Name: William T. Tomljanovic
Title: Senior Vice President, Chief Investment Officer & Treasurer